UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2021

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

931 Village Boulevard, Suite 905, West Palm Beach, Florida	33409
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2021, Rennova Health, Inc. (the “Company”) closed an offering of shares of its newly-authorized Series O Convertible Redeemable Preferred Stock (the “Series O Preferred Stock”). The offering was pursuant to the terms of the Securities Purchase Agreement, dated as of May 10, 2021 (the “Purchase Agreement”), between the Company and certain existing institutional investors of the Company.

The Purchase Agreement provides for the issuance of up to 4,400 shares of Series O Preferred Stock at four closings of 1,100 shares each. If all such shares of Series O Preferred Stock are issued, the Company will receive proceeds of $4,000,000.

The first closing occurred on May 10, 2021. The Company issued 1,100 shares of Series O Preferred Stock and received proceeds of $1,000,000. The subsequent closings depend upon the Company’s satisfaction of certain conditions, including effecting certain specified transactions to make additional shares of common stock available for issuance by the Company. There can be no assurance that the Company will satisfy all or any of these conditions or that any additional closings will take place. In addition, the Purchase Agreement restricts the Company’s use of any proceeds of the issuances of the Series O Preferred Stock, including to payroll and tax arrears and legal and accounting expenses.

The shares of Series O Preferred Stock were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and by Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering.

The terms of the Series O Preferred Stock are set forth below under Item 5.03, which is incorporated herein by reference.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified by reference to the Purchase Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 7, 2021, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware to authorize the issuance of up to 10,000 shares of Series O Preferred Stock. The following is a summary of certain terms of the Series O Preferred Stock.

General. The Company’s Board of Directors has designated 10,000 shares of the 5,000,000 authorized shares of preferred stock as the Series O Preferred Stock. Each share of the Series O Preferred Stock has a stated value of $1,000.

Voting Rights. Except as provided below or by law, the Series O Preferred Stock shall have no voting rights. However, as long as any shares of Series O Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series O Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series O Preferred Stock or alter or amend the Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (c) increase the number of authorized shares of the Series O Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Dividends. Dividends at the rate per annum of 10% of the stated value per share shall accrue on each outstanding share of Series O Preferred Stock from and after the date of the original issuance of such share of Series O Preferred Stock (the “Preferred Accruing Dividends”). The Preferred Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative and non-compounding; provided, however, that such Preferred Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors. No cash dividends shall be paid on the common stock unless the Preferred Accruing Dividends are paid.

Rank. The Series O Preferred Stock ranks with respect to dividends or a liquidation, (i) on parity with the common stock, the Company’s Series H Convertible Preferred Stock, the Company’s Series L Convertible Preferred Stock, the Company’s Series M Convertible Preferred Stock and the Company’s Series N Convertible Preferred Stock, (ii) senior to the Company’s Series F Convertible Preferred Stock, and (iii) junior to any other class or series of preferred stock of the Company afterwards created and ranking by its terms senior to the Series O Preferred Stock.

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Conversion. Each share of the Series O Preferred Stock is convertible into shares of the Company’s common stock, at any time and from time to time, at the option of the holder, into that number of shares of common stock determined by dividing the stated value of such share of Series O Preferred Stock, plus any accrued declared and unpaid dividends, by the conversion price. The conversion price is equal to 90% of the lowest VWAP during the 10 trading days immediately prior to the conversion date. Holders of the Series O Preferred Stock are prohibited from converting Series O Preferred Stock into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after notice to the Company.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the holders of the Series O Preferred Stock shall be entitled to receive an amount equal to the stated value of the Series O Preferred Stock, plus any accrued declared and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, for each share of the Series O Preferred Stock before any distribution or payment shall be made on any junior securities.

Redemption. At any time the Company shall have the right to redeem all, or any part, of the Series O Preferred Stock then outstanding. The Series O Preferred Stock subject to redemption shall be redeemed by the Company in cash in an amount equal to the stated value of the shares of the Series O Preferred Stock being redeemed plus all accrued declared and unpaid dividends.

The foregoing description of the Series O Preferred Stock does not purport to be complete and is qualified by reference to the Certificate of Designation of the Series O Preferred Stock, a copy of which is filed as Exhibit 3.26 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

As a result of conversions of shares of the Company’s preferred stock, the Company currently has 10,000,000,000 shares of common stock issued and outstanding. The Company, therefore, has issued all of its authorized shares of common stock. It cannot issue additional shares of common stock unless and until it is able to amend its Certificate of Incorporation to increase its authorized common stock or it effects a reverse split. The Company needs immediate additional capital to execute on its business plan and without the ability to issue shares of common stock will have difficulty securing the capital required to continue in business.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

3.26	Certificate of Designation for Series O Convertible Redeemable Preferred Stock.
10.1	Form of Securities Purchase Agreement, dated as of May 10, 2021, among Rennova Health, Inc. and the investors signatory thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2021	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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